UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2015

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 27, 2015, Transocean Ltd. (the "Company") issued a press release announcing that Esa T. Ikaheimonen and the Company have mutually agreed to Mr.Ikaheimonen stepping down as Executive Vice President and Chief Financial Officer of the Company, effective May 27, 2015. Additionally, Mr. Ikaheimonen has elected to resign as a Director of Transocean Partners LLC (NYSE: RIGP), the Company's partially-owned publicly held subsidiary.

(c) Concurrently, on May 27, 2015, the Company announced that Mark Mey has been named as successor to Mr. Ikaheimonen in the role of Executive Vice President and Chief Financial Officer of the Company, effective May 28, 2015.

Mr. Mey, age 51, most recently served as Executive Vice President and Chief Financial Officer of Atwood Oceanics (“Atwood”), where he has served in executive management since August 2010. Including his almost five years at Atwood, he has over 28 years of experience in the energy and financial services industries in both the United States and South Africa. Prior to Atwood, Mr. Mey was Senior Vice President and Chief Financial Officer and Director of Scorpion Offshore Ltd. He also held positions of increasing responsibility with offshore driller Noble Corporation over 12 years including Vice President and Treasurer. Mr. Mey earned an Advanced Diploma in Accounting and a Bachelor of Commerce degree from the University of Port Elizabeth, South Africa. He is a Chartered Accountant and attended the Harvard Business School Advanced Management Program.

Mr. Mey has no family relationship with any of the Company's officers or members of the Company's Board of Directors.

(e) On May 27, 2015, Mr. Mey entered into an employment agreement (the "Agreement") with Transocean Offshore Deepwater Drilling Inc., a wholly-owned indirect subsidiary of the Company, pursuant to which Mr. Mey will be employed as the Company's Executive Vice President and Chief Financial Officer, effective May 27, 2015, or other alternative date as may be mutually agreed by the parties. Pursuant to the terms of the Agreement, Mr. Mey will receive an initial gross base salary of $760,000 per year. Mr. Mey's 2015 annual cash bonus target under the Company's Performance Award and Cash Bonus Plan will be targeted at 85% of his annual salary earned in 2015, subject to the Company's performance relative to a set of pre-determined performance metrics and the discretion of the Company's Compensation Committee. Mr. Mey will also receive a replacement award in consideration of forfeited equity awards from his previous employment of: (i) $500,000 payable in cash within thirty days of his start date; and (ii) an equity award on his start date pursuant to the Transocean Ltd. 2015 Long Term Incentive Plan (the "LTIP") in the form of time-vested restricted units ("Restricted Share Units") carrying a cash value of $2,500,000 (the "Replacement Equity Award"). The number of Restricted Share Units in the Replacement Equity Award will be determined by dividing $2,500,000 by the average thirty day closing price ending on the last trading day of the month prior to Mr. Mey's start date (the "Grant Value"), and will vest in three equal installments on the anniversary of his start date, subject to his continued employment. Additionally, Mr. Mey will be eligible to participate in the Company's 2015 LTIP and will receive a 2015 equity award pursuant to the LTIP in the form of Restricted Share Units with a cash value of $1,100,000, determined by dividing $1,100,000 by the Grant Value, and vesting in equal installments over three years; and an equity award pursuant to the LTIP in the form of performance units ("Performance Units") with a cash value of $1,100,000 subject to vesting and performance terms equivalent to those currently in place for the 2015-2017 performance cycle. The number of Performance Units will be determined by dividing $1,100,000 by the Grant Value. Mr. Mey will further receive normal relocation and expatriate allowances consistent with the Company's policy for U.S. national expatriate employees working in Switzerland. The foregoing description of Mr. Mey's employment agreement is not complete and is qualified by reference to the complete agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

The Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

The exhibits to this report filed pursuant to item 9.01 are as follows:

Exhibit No.	Description

10.1	Employment Agreement dated May 27, 2015
99.1	Press Release dated May 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2015	TRANSOCEAN LTD.

By: /s/ Jill S. Greene
Authorized Person

Index to Exhibits

Exhibit
Number	Description

10.1	Employment Agreement dated May 27, 2015
99.1	Press Release dated May 27, 2015